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                                                                   EXHIBIT 16.1

April 1, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Gentlemen:

We have read the comments under the caption "Changes in and Disagreements with Accountants on Accounting and Financial Disclosure" included on page 36 of this Form 10-K of Tellium, Inc. and are in agreement with the statements contained in the second paragraph therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

                                                        /s/ Ernst & Young LLP

                                                        Ernst & Young LLP